Exhibit 99.1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: June 16, 2022

SKYKNIGHT AERO HOLDINGS, LLC

By: SkyKnight Capital, L.P. Manager

By: SkyKnight Capital Management, LLC General Partner

By:	/s/ Matthew Ebbel
Matthew Ebbel Managing Member

SKYKNIGHT AERO HOLDINGS II, LLC

By:	SkyKnight Capital, L.P.
Manager

By:	SkyKnight Capital Management, LLC
General Partner

By:	/s/ Matthew Ebbel
Matthew Ebbel
Managing Member

SKYKNIGHT CAPITAL, L.P. By: SkyKnight Capital Management, LLC General Partner

By:	/s/ Matthew Ebbel
Matthew Ebbel Managing Member

SKYKNIGHT CAPITAL MANAGEMENT, LLC

By:	/s/ Matthew Ebbel
Matthew Ebbel Managing Member

SKYKNIGHT CAPITAL FUND II, L.P. By: SkyKnight Capital II GP, LLC General Partner

By:	/s/ Matthew Ebbel
Matthew Ebbel Managing Member

SKYKNIGHT CAPITAL II GP, LLC

By:	/s/ Matthew Ebbel
Matthew Ebbel Managing Member

/s/ Matthew Ebbel
MATTHEW EBBEL

Annex I

Information With Respect to Transactions of Common Stock during the Past 60 Days

Name	Date of Purchase	Nature of Transaction	Amount of Securities Purchased	Average Price Per Share	Where and How the Transaction was Effected
SkyKnight Fund II	05/12/2022	Purchase of Common Stock	80,154	$15.1733	Effected on the open market
SkyKnight Fund II	05/13/2022	Purchase of Common Stock	100,000	$15.9396	Effected on the open market
SkyKnight Fund II	05/16/2022	Purchase of Common Stock	21,632	$16.2028	Effected on the open market
SkyKnight Fund II	05/20/2022	Purchase of Common Stock	100,000	$17.3294	Effected on the open market
SkyKnight Fund II	05/23/2022	Purchase of Common Stock	9,300	$17.4363	Effected on the open market
SkyKnight Fund II	05/24/2022	Purchase of Common Stock	100,000	$17.2723	Effected on the open market
SkyKnight Fund II	05/25/2022	Purchase of Common Stock	200	$17.5000	Effected on the open market
SkyKnight Fund II	06/01/2022	Purchase of Common Stock	35,091	$17.5686	Effected on the open market
SkyKnight Fund II	06/09/2022	Purchase of Common Stock	5,999	$17.4980	Effected on the open market
SkyKnight Fund II	06/10/2022	Purchase of Common Stock	7,923	$17.3906	Effected on the open market
SkyKnight Fund II	06/13/2022	Purchase of Common Stock	100,000	$17.2201	Effected on the open market
SkyKnight Aero Holdings II	06/14/2022	Purchase of Common Stock	100,000	$17.0730	Effected on the open market